UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2014

ARROGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53018 Commission File Number	20-8057585 (I.R.S. Employer Identification Number)

2500 Broadway, Bldg. F, Suite F-125
Santa Monica, CA 90404

 (Address of principal executive offices)

(424) 238-4442

(Issuer’s Telephone Number)

___________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Arrogene, Inc., a Delaware corporation (the "Company"):

1.a.

On March 28, 2014, the Company sold an aggregate of $330,000 of its securities consisting of 10% Convertible Promissory Notes (“Note”) and Common Stock Purchase Warrants (collectively the “Securities”) for a purchase price equal to the principal amount of the Note.  Each Warrant issued is exercisable for five years to purchase an additional share of Common Stock at the conversion price of the Note.  The Notes are due and payable one year from the date of issue.  (the “Maturity Date”) and are convertible, at the option of the holder, into shares of  Arrogene Common Stock at a conversion price (“Conversion Price”) determined as follows:  If the Company has completed an underwritten public offering of its securities prior to the Maturity Date (a “Qualified IPO”),  then the Conversion Price will be 50% of the price per share of Common Stock or Common Stock Equivalent in the Qualified IPO (the “Qualified IPO Price”);  if the Company has not completed a Qualified IPO prior to the Maturity Date, but there has otherwise developed a public trading market for the Company’s Common Stock, the Conversion Price will be 50% of the 30 day Volume Weighted Average Price (“VWAP”) per share as quoted on the over-the-counter market; and if there has not developed a public trading market for the Company’s Common Stock prior to the Maturity Date, the Conversion Price will be $1.00 per share.  Accrued and unpaid interest on the principal amount of the Notes will be payable in shares of Common Stock valued at the Conversion Price and payable on the earlier of (i) the date of conversion of the Note or (ii) the Maturity Date

b.

The Securities were sold to eleven (11) persons each of whom qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D.  The Common Stock and Warrants issued were “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend.

c.

The Company paid a sales commission of $33,000 (10% of the gross proceeds of the Securities sold to investors identified by the Placement Agent), a non-accountable expense allowance of $9,900 (3% of gross proceeds) and 10% warrant coverage on all Securities sold by the Placement Agents.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

See paragraph 1(a) above

f.

The net proceeds from the sale of Securities, after deducting the commission, the non-accountable expense allowance and expenses of the Offering, were $271,993 and will be used for working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrogene, Inc.

Dated: April 4, 2014		_ /s/ Jeff Sperber
	By:	Jeff Sperber
	Its:	Chief Financial Officer